EXHIBIT 32



                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Starcraft Corporation.

Signed this 12th day of May, 2004.



/s/ Michael H. Schoeffler                          /s/ Joseph E. Katona, III
---------------------------                        -------------------------
Michael H. Schoeffler                              Joseph E. Katona, III
Co-Chief Executive Officer                         Chief Financial Officer



/s/Jeffrey P. Beitzel
---------------------------
Jeffrey P. Beitzel
Co-Chief Executive Officer